Exhibit 99.1

VerifyMe Announces SPAC Liquidation and
Initiates New Share Repurchase Program

Rochester, NY – July 1, 2022 – PRNewswire – VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”), together with its subsidiary PeriShip Global LLC (“PeriShip”), provides brand owners time and temperature sensitive logistics, authentication, supply chain monitoring, and data-rich consumer engagement features using unique smartphone readable codes on their products, announced today that it and its co-sponsor have elected to not extend the period for G3 VRM Acquisition Corp (NASDAQ: GGGVU), a special purpose acquisition company (the “SPAC”) to consummate a business combination, and that VerifyMe has initiated a new share repurchase program.

VerifyMe, together with the co-sponsor of the SPAC, has made the decision not to extend the period for the SPAC to consummate a business combination and accordingly the SPAC is expected to dissolve and liquidate in accordance with its charter. As a result of the current market conditions, our Board of Directors determined that it was not in the best interests of the Company to allocate additional financial capital at this time for the SPAC to consummate a business combination and instead will focus on our core business and recent acquisition of PeriShip. The audited financial statements of PeriShip for the years ended December 31, 2021, and 2020, which we recently filed, show income before provision for income tax of $3.1 million for the year ended 2021.

On June 30, 2022, our Board of Directors also approved a new $1.5 million share repurchase program to repurchase shares of the Company’s common stock commencing July 1, 2022, for a period of 12 months, which we believe will provide a good return of equity and a benefit to our shareholders. This new repurchase program replaces our existing share repurchase program that was due to expire in August 2022 and is now terminated. The timing and amount of any shares repurchased under the new repurchase program will be determined by the Company’s board and management based on its evaluation of market conditions and other factors. The repurchase program does not obligate the Company to purchase any particular number of shares and may be suspended or discontinued at any time.

Patrick White, Chief Executive Officer stated, “As we navigate this challenging economic environment, and have now completed a strategic acquisition, we have made the decision to align our resources accordingly. We believe the financial results of the acquisition show we are on the right path to grow and enhance our shareholder value.”

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), is a technology solutions provider specializing in products to connect brands with consumers and, through our wholly owned subsidiary, PeriShip Global, LLC, providing brands with high-touch, end-to-end logistics management for their products. We provide logistics management from a sophisticated IT platform with proprietary databases, package and flight-tracking software, weather, and flight status monitoring systems, as well as dynamic dashboards with real-time visibility into shipment transit and last-mile events. In addition, VerifyMe technologies give brand owners the ability to gather business intelligence while engaging directly with their consumers. VerifyMe technologies also provide brand protection and supply chain functions such as counterfeit prevention, authentication, serialization, and track and trace features for labels, packaging and products. For additional information, please visit: https://www.verifyme.com .

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding revenue opportunities, recurring revenue, commercialization efforts, acquisitions, purchases of shares of our common stock by us, our sales pipeline and opportunities, and the use of our technologies, in new applications. The words “believe,” “may,” “anticipate,” “intend,” “should,” “plan,” “could,” “potential,” “opportunity,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the impact of the COVID-19 pandemic, intellectual property litigation, the successful development of our sales and marketing capabilities, our ability to launch new products, the successful integration of our acquisitions, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com